TERM SHEET

INTELGENX TECHNOLOGIES CORP.

OFFERING OF UNITS

JANUARY 7, 2020

The issuer has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, the agent or any dealer participating in the offering will arrange to send you the prospectus, as supplemented, if you request it by contacting Echelon Wealth Partners Inc., attention: Beth Shaw, Head of Equity Capital Markets, 1 Adelaide Street East, Suite 2100, Toronto, ON, M5C 2V9, email: ecm@echelonpartners.com.

A preliminary short form prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec. A copy of the preliminary short form prospectus, and any amendment, is required to be delivered with this document. The preliminary short form prospectus is still subject to completion. There will not be any sale or any acceptance of an offer to buy the securities until a receipt for the final short form prospectus has been issued.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the preliminary short form prospectus, the final short form prospectus and any amendment for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Issuer:	IntelGenx Technologies Corp. (the "Corporation").

Issue:	Treasury offering of units (each, a "Unit"), with each Unit comprised of one share of common stock in the Corporation (each, a "Share"), and one half of one share purchase warrant (each whole share purchase warrant, a "Warrant") (the "Offered Securities").

Issue Price:	C$• per Unit.

Issue Size:	Minimum aggregate gross proceeds of C$4,000,000 and maximum aggregate gross proceeds of C$10,000,000 (the "Offering").

Over-Allotment Option:

The Corporation will grant the Agent (as defined herein) an option to increase the size of the Offering by up to 15.0% of the number of Units offered, exercisable in whole or in part at any time for a period of 30 days after and including the Closing Date (the "Over-Allotment Option").

Warrants:	Each Warrant entitles the holder thereof to acquire one Share for an exercise price of C$• per Share for a period of • months following the Closing Date.

Form of Offering:	The Units will be offered by way of a short-form prospectus exclusively in British Columbia, Alberta, Manitoba, and Ontario.

Use of Proceeds:

The Corporation intends to use the net proceeds of the Offering for the Phase 2A Montelukast Study, general working capital requirements, and manufacturing facility expansion. The Corporation intends to use any additional proceeds received from the exercise of the Over-Allotment Option or any of the Warrants or Agent's Warrants (as defined herein) to advance other existing projects and for working capital purposes.

Listing:

The Corporation will apply to list the Shares issuable pursuant to the Offering on the TSXV. Listing will be subject to the Corporation fulfilling all of the applicable listing requirements of the TSXV.

Eligibility:	The Shares and Warrants shall be eligible for RRSPs, RRIFs, RDSPs, RESPs, TFSAs, and DPSPs.

Agent:	Echelon Wealth Partners Inc. (the "Agent").

Agent Fee:

The Corporation will pay to the Agent, on the Closing Date, a cash commission equal to 7.0% of the aggregate gross proceeds received from the sale of the Offered Securities. In addition, the Corporation shall issue warrants to the Agent (the "Agent's Warrants") equal to 7.0% of the Offered Securities sold in the Capital Raising Transaction (including the Over-Allotment Option). Each Agent's Warrant entitles the holder thereof to acquire one Share for an exercise price of C$• per Share for a period of • months following the Closing Date; provided that such commissions shall be reduced to 3.5% in respect of any Units sold to purchasers on the "President's List" (collectively, the "Capital Raising Commission").

Closing Date:	•, 2020, or such other date as the Corporation and the Agent may agree (the "Closing Date").